EXHIBIT B
Power of Attorney - Limited - Authorization to Buy and Sell

TO: SANDERS MORRIS MUNDY INC.

I hereby constitute and appoint _____________________(whose signature appears below), my agent and attorney-in-fact, with full power and authority to act for me and in my behalf in any lawful way to subscribe, buy, sell (including short sales), exchange, and trade in stocks, bonds, mutual funds, limited partnership interests, or investment and trust units, and all other types of securities and financial instruments, whether or not in negotiable form, issued or unissued, foreign exchange, commodities, and contracts relating to same (including commodity future contracts), on margin or otherwise, and to receive certificates and other evidences of ownership with respect to securities, for my account or accounts with you, however designated, and whether presently open or hereafter opened.


You are accordingly authorized and empowered to follow the instructions of my said agent and attorney-in-fact in every respect with regard to any such subscriptions, trades, exchanges, purchases, or sales, long or short, on margin or otherwise, for my account, and I hereby ratify and confirm any and all transactions, trades or dealings effected in and for my account(s) by my said agent and attorney-in-fact, and agree to indemnify you and hold you free and harmless for any claims, loss, liability, or damage that arises against you because of your reliance on this power of attorney.

Notwithstanding the foregoing, my said agent and attorney-in-fact is not authorized to act on my behalf, without my prior specific written approval, to execute any transaction in (i) any securities issued by you or any of your affiliates; (ii) any direct participation program; or (iii) any securities offered by you in an offering underwritten by you as a principal.

This power of attorney, authorization, and indemnity is in addition to (and in no way limits or restricts) any and all rights which you may have under any other agreement or agreements between your firm and me, and shall inure and continue in favor of your present firm, its successors, by merger, consolidation or otherwise, and assigns.

This power of attorney and authorization is effective immediately and shall continue in full force and effect, and you and your successors and assigns shall be indemnified in relying thereon, until you shall receive actual written notice of revocation thereof, signed by me; or in the event of the termination thereof by my death, until you shall have received actual notice thereof, and such revocation or termination shall in no way affect the validity of this power and my liability under the indemnity herein contained, with reference to any transaction initiated by my agent and attorney-in-fact, prior to the actual receipt by you of notice of such revocation or termination, as above provided.

THIS POWER OF ATTORNEY IS NOT AFFECTED BY SUBSEQUENT DISABILITY OR INCOMPETENCE OF THE PRINCIPAL.

	Dated at _________________, this __________	day of
__________ , 19 ___.

___________________________        ___________________________
	SIGNATURE OF CLIENT	        SIGNATURE OF AGENT


                             ACCEPTED BY SANDERS MORRIS MUNDY INC.
___________________________
BOTH SIGNATURES IF JOINT ACCOUNT

                        					By:____________________________
                             Name:__________________________
                             Title: ________________________



ACKNOWLEDGEMENT

State of ________________________
County of _______________________

	This document was acknowledged before me on _________ by
___________________________________.                (date)
 (name of principal)

(Seal, if any
of notary)

                                      _________________________
                                      (Signature of notarial officer)

My Commission Expires: _______________
_________________________
(Printed name)